CERTIFICATE OF THE DESIGNATIONS, VOTING POWERS,
              PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND
             OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR
           RESTRICTIONS OF 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK,
                     SERIES A OF CORNERSTONE PROPERTIES INC.


     The undersigned hereby certify that they are the duly elected and acting Executive Vice President and Secretary of CORNERSTONE PROPERTIES INC., a Nevada corporation (the "Corporation"), and pursuant to Nev. Rev. Stat. ss. 78.1955, DO HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors of the Corporation by ARTICLE 4 of the Amended and Restated Articles of Incorporation (the "Articles") and conferred upon the Administrative Committee by the Board of Directors, the Administrative Committee of the Board of Directors of the Corporation by unanimous written consent dated November 7, 1996 adopted the following resolution creating a series of Preferred Stock designated as 8% Cumulative Convertible Preferred Stock, Series A:

     RESOLVED, that pursuant to the authority expressly vested in the Board of Directors in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation, without par value, be and it hereby is, created and that the designation and amount thereof and the voting powers, preferences, and relative rights of the shares of such series, and the limitations and restrictions thereof, are as follows:

     I. Designation and Amount; Fractional Shares. The designation for such series of the Preferred Stock authorized by this resolution shall be the 8% Cumulative Convertible Preferred Stock, Series A, without par value, with a stated value of $145.00 per share (the "8% Preferred Stock, Series A"). The stated value per share of 8% Preferred Stock, Series A shall not for any purpose be considered to be a determination by the Board of Directors with respect to the capital and surplus of the Corporation. The maximum number of shares of 8% Preferred Stock, Series A shall be 458,621. The 8% Preferred Stock, Series A is issuable in whole shares only.

     II. Dividends. Holders of shares of 8% Preferred Stock, Series A will be entitled to receive, when, as and if declared by the Board of Directors out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the rate of 8% per annum. Dividends on the 8% Preferred Stock, Series A will be payable quarterly on March 31, June 30, September 30 and December 31 (the "dividend payment dates"). Dividends on shares of the 8% Preferred Stock, Series A will be cumulative from the date of initial issuance of such shares of 8% Preferred Stock, Series A. Dividends will be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such



384442.1
record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The amount of dividends payable for each full dividend period shall be computed by dividing the annual dividend payment by four. The amount of dividends payable for the initial dividend period or any period shorter or longer than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 12(a) below) with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the 8% Preferred Stock, Series A, like dividends for all dividend payment periods of the 8% Preferred Stock, Series A ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the 8% Preferred Stock, Series A next preceding such dividend payment date, on the other hand. All dividends payable in respect of the 8% Preferred Stock, Series A will, to the extent permitted under the Internal Revenue Code of 1986, as amended (the "Code") and not preferential within the meaning of Section 562(c) of the Code, be paid first out of earnings and profits (within the meaning of Section 316 of the Code) other than earnings and profits attributable to gains from sales or exchanges of United States real property interests (within the meaning of Section 897 of the Code).

     Except as set forth in the preceding sentence, unless full cumulative dividends on the 8% Preferred Stock, Series A have been paid, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the 8% Preferred Stock, Series A as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the 8% Preferred Stock, Series A as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the 8% Preferred Stock, Series A outstanding to the last dividend payment date shall have been paid or declared and set apart for payment) by the Corporation; provided further that any such junior stock or Parity Preferred Stock or the Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the 8% Preferred Stock, Series A as to dividends; and, provided further, that any such junior stock or Parity Preferred Stock or the Common Stock may be purchased by the Corporation pursuant to Article 8 of the Restated Articles of Incorporation to preserve the Corporation's status as a real estate investment trust.



384442.1

     III. Liquidation Preference. The shares of 8% Preferred Stock, Series A shall rank, as to liquidation, dissolution or winding up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the 8% Preferred Stock, Series A as to rights upon liquidation, dissolution or winding up of the Corporation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the 8% Preferred Stock, Series A shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $145.00 per share (the "Liquidation Preference" of a share of 8% Preferred Stock, Series A) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of 8% Preferred Stock, Series A to the date of final distribution. The holders of the 8% Preferred Stock, Series A will not be entitled to receive the Liquidation Preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the 8% Preferred Stock, Series A as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of 8% Preferred Stock, Series A will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into another corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Corporation.

     IV. Conversion.

          I. The holders of shares of 8% Preferred Stock, Series A shall have the right, at their option, to convert shares of 8% Preferred Stock, Series A into shares of Common Stock at any time, on and subject to the following terms and conditions:

               A. The shares of 8% Preferred Stock, Series A shall be convertible at the office of any transfer agent for the 8% Preferred Stock, Series A, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of 8% Preferred Stock, Series A being



384442.1
          taken at $145.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "conversion price") shall be initially $14.50 per share of Common Stock. The conversion price shall be adjusted as provided in paragraph
          (d) below.

               B. In order to convert shares of the 8% Preferred Stock, Series A into Common Stock, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that such holder elects to convert such shares. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of 8% Preferred Stock, Series A surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion. Shares of the 8% Preferred Stock, Series A shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions (the "conversion date"), and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

                  (c) No fractional shares of Common Stock shall be issued upon conversion of shares of 8% Preferred Stock, Series A, but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of 8% Preferred Stock, Series A surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Closing Price (as defined below) on the date on which such shares of the 8% Preferred Stock, Series A were duly surrendered for conversion, or, if such date is not a Trading Date (as defined below), on the next Trading Date.

               (d) The conversion price shall be adjusted from time to time as follows:

                    1. In case the Corporation  shall a. pay a dividend (or make a distribution) on its outstanding shares of Common Stock in Common Stock, b. subdivide or split its outstanding shares of Common Stock into a larger number of shares by reclassification or otherwise, c. combine its outstanding shares of Common Stock into a smaller number of shares by reclassification or otherwise, or d. issue any shares of Common Stock by reclassification, the



384442.1
               conversion price in effect at the time of the record date for such dividend or distribution or other effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any shares of 8% Preferred Stock, Series A surrendered for conversion after such time shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such shares of the 8% Preferred Stock, Series A been converted immediately prior to such time.

                    2. In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in clause (4) below) on the record date for the distribution of such rights or warrants, the conversion price in effect at the opening of business on such record date shall be adjusted so that the same shall equal the price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock which the aggregate exercise price of such warrants or rights exercised would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock then outstanding plus the number of additional shares of Common Stock issued upon the exercise of such warrants or rights. Such adjustment shall become effective at the opening of business on the business day next following the computation thereof. If the conversion price shall be adjusted at any time under or by reason of provisions in this clause (2), then, in case of the delivery of Common Stock upon the exercise of any such right or warrant the conversion price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such right or warrant never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid.

                    3. In case the Corporation  shall  distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any cash or stock dividends or distributions and dividends referred to in clause (1) above) or rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (other than shares of Common Stock referred to in clause (2) above), then in each such case the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in clause (4) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board



384442.1
               of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or rights or warrants so distributed applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such distribution.

                    4. For the purpose of any computation under clause (1), (2), or (3) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing not more than 45 Trading Dates before the day in question, such 30 consecutive Trading Date period to be specified by the Board of Directors prior to the commencement of 45 Trading Dates before the day in question, or in the event the Board of Directors fails to specify such 30 consecutive Trading Dates, such 30 consecutive Trading Dates shall be deemed to have commenced on the 40th Trading Date before the day in question.

                    5. No adjustment in the  conversion  price  pursuant to this paragraph 4 shall be required unless a. such adjustment would require an increase or decrease of at least 1% in such price; provided that any adjustment which by reason of this paragraph
               (d)(5) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and will be made not more than three years after the time it would have been made but for the provisions of this paragraph (d)(5); provided further that, at the time of any adjustment, such adjustment shall include all adjustments to the date thereof then being carried forward. All calculations under this paragraph 4 shall be made to the nearest 1/100th of a cent or to the nearest 1/100th of a share, as the case may be.

                         (e) In  case  of any  consolidation  or  merger  of the
                    Corporation with or into another corporation or in the case of any sale or conveyance to another corporation (other than a wholly-owned subsidiary of the Corporation) of all or substantially all of the property and assets of the Corporation, the holder of a share of the 8% Preferred Stock, Series A shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of 8% Preferred Stock, Series A might have been converted immediately prior to such consolidation, merger, sale or conveyance and shall have no other conversion rights with regard to such share of 8% Preferred Stock, Series A. In the event of such a consolidation, merger, sale or conveyance, effective provision shall be made in the certificate of incorporation of the resulting or



384442.1
                    surviving corporation or otherwise for the protection of the conversion rights of the shares of the 8% Preferred Stock, Series A which shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of the 8% Preferred Stock, Series A. In case securities or properties other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph 4 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or properties.

                         (f) Whenever the conversion price is adjusted as herein
                    provided:

                              (1) the  Corporation  shall  compute the  adjusted
                         conversion price in accordance with this paragraph 4 and shall prepare a certificate signed by the President or one of the Vice Presidents and the Treasurer or one of the Assistant Treasurers of the Corporation setting forth the adjusted conversion price, and such certificate shall forthwith be filed with the transfer agent or agents for the 8% Preferred Stock, Series A; and

                              (2) a notice stating that the conversion price has
                         been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of the outstanding shares of 8% Preferred Stock, Series A.

                         (g) In case at any time:

                              (1) the  Corporation  shall declare a dividend (or
                         any other distribution) on its Common Stock payable otherwise than in cash out of profits or surplus; or

                              (2) the  Corporation  shall authorize the granting
                         to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or series or of any other rights; or

                              (3) of any  reclassification  of the capital stock
                         of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the property and assets of the Corporation, or of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;




384442.1
                         then the Corporation shall cause to be mailed to the transfer agent or agents for the 8% Preferred Stock, Series A and to the holders of record of the outstanding shares of 8% Preferred Stock, Series A, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                    (h) The  Corporation  shall at all  times  reserve  and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the 8% Preferred Stock, Series A, the full number of shares of Common Stock then deliverable upon the conversion of all shares of 8% Preferred Stock, Series A then outstanding.

                    (i) The Corporation will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of 8% Preferred Stock, Series A pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of 8% Preferred Stock, Series A so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (j) For the purpose of this  paragraph  4, the term  "Common
               Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of the 8% Preferred Stock, Series A shall include only shares of Common Stock as such Common Stock exists on the date of this Certificate or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable



384442.1
               shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                    (k) As used in this paragraph 4, the term "Closing Price" on any day shall mean the reported last sales price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the Frankfurt Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal securities exchange on which the Common Stock is listed or admitted to trading on which prices are quoted in U.S. dollars, or, if not listed or admitted to trading on any such securities exchange, the average of the closing bid and asked prices as furnished in U.S. dollars by any broker/dealer selected from time to time by the Board of Directors for that purpose; and the term "Trading Date" shall mean a date on which the New York Stock Exchange, the Frankfurt Stock Exchange or other applicable securities market used for determining the Closing Price is open for the transaction of business. To the extent required, a Closing Price shall be converted to U.S. dollars from deutsche marks or to deutsche marks from U. S. dollars at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the date in question.

          II. The Corporation shall have the right, at its option, to convert all shares of 8% Preferred Stock, Series A then outstanding into shares of Common Stock upon the consummation (the "Qualified Public Offering Closing Date") of a "Qualified Public Offering" (as defined in paragraph 5(e) below), on and subject to the same terms and conditions as apply to conversions of the 8% Preferred Stock, Series A at the option of the holders thereof pursuant to subparagraph I of this paragraph 4, except that the following provisions shall be applicable to a conversion by the Corporation pursuant to this subparagraph
II:

                    (a) Such conversion shall be at the conversion price in effect immediately prior to the close of business on the Qualified Public Offering Closing Date.

                    (b) Unless the  Corporation  gives notice to the contrary to the transfer agent or agents for the 8% Preferred Stock, Series A at least three business days prior to the Qualified Public Offering Closing Date, it will be deemed to have elected to convert all outstanding shares of 8% Preferred Stock, Series A immediately prior to the close of business on the Qualified Public Offering Closing Date.

                    (c) Whenever the 8% Preferred  Stock,  Series A is converted pursuant to this subparagraph II, a notice to that effect shall, as soon as practicable, be mailed to



384442.1
               the holders of record of the outstanding shares of 8% Preferred Stock, Series A. In order to receive a certificate or certificates for the Common Stock issuable upon such conversion and any cash payment in lieu of any fraction of a share, the holders of 8% Preferred Stock, Series A shall surrender at the office of any transfer agent for the 8% Preferred Stock, Series A, or at such other office or offices, if any, as the Board of Directors may designate, the certificate or certificates for the 8% Preferred Stock, Series A, duly endorsed to the Corporation or in blank. No payment or adjustment shall be made upon any conversion pursuant hereto on account of any dividends accrued on the shares of 8% Preferred Stock, Series A converted by the Corporation or on account of any dividends on the Common Stock issued upon such conversion.

                    (d) Except as superseded by the foregoing, the provisions of subparagraph I of this paragraph 4 shall apply, so far as appropriate and as nearly as may be, to this subparagraph II.

          Notwithstanding the foregoing, in no event shall the 8% Preferred Stock, Series A be converted pursuant to this subparagraph II of paragraph 4 unless all shares of 8% Cumulative Convertible Preferred Stock of the Corporation then outstanding are also converted by the Corporation into Common Stock at the same time.

          V. Voting Rights. The holders of shares of 8% Preferred Stock, Series A shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Nevada, and except as follows:

               A. In the event that, at any time or times, dividends payable on the shares of 8% Preferred Stock, Series A shall be in arrears for two consecutive calendar quarters or more, the holders of the outstanding shares of 8% Preferred Stock, Series A shall have the right (voting together as a class) to elect one member of the Board of Directors at such time or times and thereafter until such rights shall terminate in accordance with the provisions of this paragraph 5 or in accordance with applicable laws. Such director shall be an additional director of the then existing Board of Directors.

               B. Any right to elect a director which arises because dividends payable on the shares of 8% Preferred Stock, Series A have been in arrears for two consecutive calendar quarters or more shall continue until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

               C. The term of office of any director then in office elected by the holders of shares of 8% Preferred Stock, Series A because dividends payable on the shares of



384442.1

          8% Preferred Stock, Series A have been in arrears for two consecutive calendar quarters or more shall terminate 18 months following any termination of the right of the holders of shares of 8% Preferred Stock, Series A as a class to vote for directors as herein provided. Whenever the term of office of any director elected by the holders of shares of the 8% Preferred Stock, Series A who are entitled to vote in such manner shall end, the number of the directors of the Corporation shall be reduced correspondingly. Any director who shall have been elected pursuant to this paragraph 5 may be removed at any time, either with or without cause by the holders of the outstanding shares of 8% Preferred Stock, Series A, voting separately as a class. Any vacancy thereby created may be filled only by the affirmative vote of the holders of shares of 8% Preferred Stock, Series A voting separately as a class. If the office of any director elected by the holders of shares of 8% Preferred Stock, Series A voting as a class becomes vacant for any reason other than the removal from office as aforesaid, any remaining director or directors elected pursuant to this paragraph may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. At elections for such directors, each holder of shares of 8% Preferred Stock, Series A shall be entitled to one vote for each share held.

               D. Prior to the completion of a Qualified Public Offering, the consent of the holders of at least a majority of the shares of 8% Preferred Stock, Series A outstanding at the time (voting as a class) given in person or by proxy, either in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

                    a. the amendment,  alteration or repeal,  whether by merger, consolidation or otherwise, of any of the provisions of the Restated Articles of Incorporation (including this resolution or any provision hereof) that would materially and adversely affect any power, preference or special right of the shares of 8% Preferred Stock, Series A or of the holders thereof; provided that the creation and issuance of other series of Common Stock or Preferred Stock, in each case ranking junior to the shares of 8% Preferred Stock, Series A with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such powers, preferences or special rights;

                    b. the amendment,  alteration or repeal,  whether by merger, consolidation or otherwise, of any of the provisions of the Restated Articles of Incorporation or Bylaws of the Corporation which would have the effect of increasing the size of the Board of Directors of the Corporation to greater than nine members, provided that the Board of Directors may be increased in order to allow one or more directors elected by holders of 8% Preferred Stock, Series A to be seated;



384442.1

                    c. the amendment,  alteration or repeal,  whether by merger, consolidation or otherwise, of any of the provisions of the Restated Articles of Incorporation (including this resolution or any provision hereof) that would increase the amount of authorized Common Stock or authorized Preferred Stock;

                    d. the creation of any other class or series of stock of the
               Corporation ranking prior to or on a parity with the 8% Preferred Stock, Series A (as those terms are defined in paragraph 12(a) hereof); or

                    e. the  repurchase or other  acquisition of shares of Common
               Stock or Preferred Stock, other than pursuant to paragraph 8, paragraph 9 or paragraph 10 hereof or in the ordinary course of business.

                         (e) As used herein,  the term "Public  Offering"  shall
                    mean an underwritten public offering of Common Stock pursuant to an effective registration statement under the 1933 Act and listed on the New York Stock Exchange. A "Qualified Public Offering" shall mean: a Public Offering prior to January 1, 2000 in which (i) the aggregate net proceeds to the Corporation (after payment of all fees and expenses of the offering) together with the net proceeds of any prior Public Offerings of Common Stock listed on the New York Stock Exchange equal or exceed the Minimum Amount (as defined below) and (ii) (a) if the Public Offering is completed in calendar year 1997, the initial public offering price is at least $16.00 per share, (b) if the Public Offering is completed in calendar year 1998, the initial public offering price is at least $16.50 per share or (c) if the Public Offering is completed in calendar year 1999, the initial public offering price is at least $17.00 per share; provided, however, that a Qualified Public Offering shall be deemed to occur on the first business day which follows any period of 20 trading days after a Public Offering and prior to January 1, 2000, in which the average of the closing prices for shares of the Common Stock as reported on the New York Stock Exchange composite tape equals or exceeds the applicable minimum price for a Public Offering to be considered a Qualified Public Offering at such time. "Minimum Amount" shall mean, at any time, the sum of (i) $75 million plus (ii) the product of .5618 multiplied by the stated value of all shares of 8% Cumulative Convertible Preferred Stock issued by the Corporation prior to such time and after November 1, 1996.

                         (f) The foregoing voting provisions shall not apply if,
                    at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of 8% Preferred Stock, Series A shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.




384442.1

               VI. Authorization and Issuance of Other Securities. No consent of the holders of the 8% Preferred Stock, Series A shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation ranking junior as to dividends or upon liquidation, dissolution or winding up to the 8% Preferred Stock, Series A or (c) any increase, decrease or change in the par value of the Common Stock or in any other terms thereof.

               VII. Redemption at the Option of the Corporation. The shares of 8% Preferred Stock, Series A which have not previously been converted may be redeemed by the Corporation as a whole in cash at the Redemption Price (as defined below), at any time on or after December 31, 2001, on the date fixed for redemption (the "Redemption Date"). The "Redemption Price" shall be $145 per share, plus a sum equal to all dividends accrued and unpaid thereon to the Redemption Date, plus a redemption premium (the "Redemption Premium") calculated to cause the holders of the 8% Preferred Stock, Series A to have received an internal rate of return of 12%. The method of calculating the Redemption Premium is set forth in Exhibit A hereto.

               VIII. Procedure for Redemption. The Corporation shall cause a notice (the "Redemption Notice") to be mailed, first-class postage prepaid, at least 30 days, but not more than 90 days, prior to the Redemption Date, to each holder of record of shares of 8% Preferred Stock, Series A to be redeemed. Such Redemption Notice shall be mailed to such record holders at their respective addresses as they appear upon the books of the Corporation and shall set forth the Redemption Date, the Redemption Price and the place or places for surrender of certificates for shares to be redeemed.

               Any Redemption Notice which is mailed by the Corporation as provided in this paragraph 8 shall be conclusively presumed to have been duly given, whether or not the stockholder receives such Redemption Notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares of 8% Preferred Stock, Series A shall not affect the validity of the proceedings for the redemption of any other shares. On or after the Redemption Date specified in such Redemption Notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the Redemption Price. If, on the Redemption Date, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing such shares of 8% Preferred Stock, Series A shall not have been surrendered, the dividends with respect to the shares of 8% Preferred Stock, Series A shall cease to accrue after the Redemption Date, the shares shall no longer be deemed to be outstanding, the holders thereof shall cease to be stockholders of the Corporation, and all rights with respect to such shares shall forthwith terminate (except the right to receive the amount payable upon redemption of the shares to be redeemed, without interest).



384442.1

               IX. Redemption at the Option of the Holder. (a) If the Corporation has not completed, prior to January 1, 2001, a Public Offering in which the aggregate net proceeds to the Corporation (after payment of all fees and expenses of the offering) equal or exceed $75,000,000, each holder of shares of 8% Preferred Stock, Series A shall have the right to require redemption of its shares of 8% Preferred Stock, Series A by the Corporation in cash, pursuant to the offer described below (the "Put Offer") at a price equal to 100% of the stated value per share plus a sum equal to all dividends accrued and unpaid thereon (if any) to the related Put Date defined below (the "Put Payment"). The right to require redemption of the 8% Preferred Stock, Series A pursuant to this paragraph 9 shall arise on January 1, 2001 or on the first day thereafter which is the first day of a month and on which there are no accumulated and unpaid dividends on the 7% Cumulative Convertible Preferred Stock of the Corporation or on any other class or series of preferred stock of the Corporation ranking prior to or on a parity with the 8% Preferred Stock, Series A (the "Option Commencement Date"). The right to require redemption of the 8% Preferred Stock, Series A shall extend from the Option Commencement Date to the date which is three calendar months thereafter (the "Option Period").

                    (b) Within 10 days of the commencement of the Option Period, the Corporation shall mail a notice (the "Put Notice") to each holder of record of the 8% Preferred Stock, Series A stating:

                         (i) that the Option Period has commenced,  that the Put
                    Offer  is  being  made  pursuant  to  the  terms  of  the 8%
                    Preferred Stock, Series A and that all shares of 8% Preferred Stock, Series A validly tendered will be accepted for redemption, provided, that the holders of such shares provide notice to the Corporation on or prior to the last day of the Option Period of their intention to redeem and of the number shares to be redeemed;

                         (ii) the  redemption  price and the date of  redemption
                    (which, subject to the provisions of subparagraph (e) below, shall be a business day no earlier than 30 days from the date such notice is mailed and no later than the first anniversary of the Option Commencement Date) (the "Put Date");

                         (iii) that any shares of 8% Preferred  Stock,  Series A
                    not tendered will continue to accumulate dividends;

                         (iv) that, unless the Corporation defaults in the payment of the Put Payment, any shares of 8% Preferred Stock, Series A accepted for redemption pursuant to the Put Offer shall cease to accumulate dividends after the Put Date;

                         (v) that holders of 8% Preferred Stock, Series A electing to have any shares of 8% Preferred Stock, Series A redeemed pursuant to the Put Offer will be



384442.1
                    required to surrender the certificates representing such shares of 8% Preferred Stock, Series A to the transfer agent for the 8% Preferred Stock, Series A at the address specified in the notice prior to 1:00 P.M., New York City time, on the business day immediately preceding the Put Date; and

                         (vi) that holders  whose shares of 8% Preferred  Stock,
                    Series A are being redeemed only in part will be issued new certificates representing shares of 8% Preferred Stock, Series A equal in number to the unredeemed portion of the shares of 8% Preferred Stock, Series A surrendered; provided that each certificate representing shares of 8% Preferred Stock, Series A redeemed and each new certificate representing shares of 8% Preferred Stock, Series A issued shall be in whole shares.

                    (c) On or before the Put Date:

                         (i) the  transfer  agent  for the 8%  Preferred  Stock,
                    Series A shall deliver to the Corporation a certificate specifying the aggregate number of shares of 8% Preferred Stock, Series A delivered for purchase by the holders of 8% Preferred Stock, Series A prior to the Put Payment Date pursuant to the Change in Control Offer;

                         (ii) the Corporation shall accept for redemption shares
                    of 8% Preferred Stock, Series A or portions thereof tendered pursuant to the Put Offer;

                         (iii) the  Corporation  shall deposit with the transfer
                    agent for the 8% Preferred Stock, Series A money sufficient to pay the purchase price of all shares of 8% Preferred Stock, Series A or portions thereof so accepted; and

                         (iv) the Corporation shall deliver, or cause to be delivered, to the transfer agent for the 8% Preferred Stock, Series A an officers' certificate specifying the shares of 8% Preferred Stock, Series A or portions thereof accepted for payment by the Corporation.

                    (d) The transfer agent for the 8% Preferred Stock,  Series A shall promptly mail to the holders of 8% Preferred Stock, Series A so accepted payment in an amount equal to the purchase price, and the transfer agent for the 8% Preferred Stock, Series A shall promptly authenticate and mail to such holders of 8% Preferred Stock, Series A a new certificate representing shares of 8% Preferred Stock, Series A equal in number to any unpurchased portion of the certificate representing 8% Preferred Stock, Series A surrendered; provided that each share of 8% Preferred Stock, Series A purchased and each new certificate representing shares of 8% Preferred Stock, Series A issued shall be in whole shares. The Corporation will notify the holders of 8% Preferred Stock, Series A of the results of the Put Offer on or as soon as practicable after the Put Payment Date.



384442.1

                    (e) In the event the  Corporation  is unable to make the Put
               Payment due to the existence of accumulated and unpaid dividends on any class or series of preferred stock of the Corporation, the Put Date shall be deemed to occur on the business day ( the "Revised Put Date") which falls 10 business days following the first date which is the first day of a month, which the Corporation notifies to the holders of record of the 8% Preferred Stock Series A and on which there are no accumulated and unpaid dividends on any class or series of preferred stock of the Corporation, provided, that there shall be no requirement for any holder of shares of 8% Preferred Stock, Series A to tender shares for redemption on the Revised Put Date, and all rights of holders of 8% Preferred Stock, Series A to redeem such shares shall expire if such shares are not tendered for redemption on or prior to the Revised Put Date.

               X. Change in Control. (a) Upon the occurrence of a "Change in Control", each holder of 8% Preferred Stock, Series A shall have the right to require the redemption of his 8% Preferred Stock, Series A by the Corporation in cash, pursuant to the offer described below (the "Change in Control Offer"), at a price equal to 101% of the stated value per share plus a sum equal to all dividends accrued and unpaid thereon (if any) to the related Change in Control Redemption Date. A "Change in Control" shall mean (i) a merger, consolidation or reorganization of the Corporation, if, after giving effect thereto, the holders of the Common Stock prior to such transaction shall fail to own at least 51% of the capital stock entitled to vote for the election of directors in the successor entity, (ii) the sale of a majority or more of the assets of the Corporation in any single transaction or in any series of related transactions, or (iii) a change in the composition of the Board of Directors of the Corporation such that during any period of two consecutive years the individuals who at the beginning of such period were directors of the Corporation shall cease for any reason to constitute a majority of the directors then in office (and not designated to the Board by any holder of Preferred Stock) unless the individuals replacing such directors were elected or nominated by the Board of Directors of the Corporation.

                    (b) Within 30 days of any Change in Control, the Corporation shall mail a notice (the "Change in Control Notice") to each holder of record of the 8% Preferred Stock, Series A stating:

                         (i) that a Change in  Control  has  occurred,  that the
                    Change in Control Offer is being made pursuant to the terms of the 8% Preferred Stock, Series A and that all shares of 8% Preferred Stock, Series A validly tendered will be accepted for redemption;

                         (ii) the  redemption  price and the date of  redemption
                    (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change in Control Redemption Date");




384442.1

                         (iii) that any shares of 8% Preferred  Stock,  Series A
                    not tendered will continue to accumulate dividends;

                         (iv) that, unless the Corporation defaults in the payment of the Change in Control redemption price, any shares of 8% Preferred Stock, Series A accepted for redemption pursuant to the Change in Control Offer shall cease to accumulate dividends after the Change in Control Redemption Date;

                         (v) that holders of 8% Preferred Stock, Series A electing to have any shares of 8% Preferred Stock, Series A redeemed pursuant to the Change in Control Offer will be required to surrender the certificates representing such shares of 8% Preferred Stock, Series A to the transfer agent for the 8% Preferred Stock, Series A at the address specified in the notice prior to 1:00 P.M., New York City time, on the business day immediately preceding the Change in Control Redemption Date; and

                         (vi) that holders  whose shares of 8% Preferred  Stock,
                    Series A are being purchased only in part will be issued new certificates representing shares of 8% Preferred Stock, Series A equal in number to the unredeemed portion of the shares of 8% Preferred Stock, Series A surrendered; provided that each certificate representing shares of 8% Preferred Stock, Series A redeemed and each new certificate representing shares of 8% Preferred Stock, Series A issued shall be in whole shares.

               (c) On or before the Change in Control Redemption Date:

                         (i) the  transfer  agent  for the 8%  Preferred  Stock,
                    Series A shall deliver to the Corporation a certificate specifying the aggregate number of shares of 8% Preferred Stock, Series A delivered for purchase by the holders of 8% Preferred Stock, Series A prior to the Change in Control Payment Date pursuant to the Change in Control Offer;

                         (ii) the Corporation shall accept for redemption shares
                    of 8% Preferred Stock, Series A or portions thereof tendered pursuant to the Change in Control Offer;


                         (iii) the  Corporation  shall deposit with the transfer
                    agent for the 8% Preferred Stock, Series A money sufficient to pay the Change in Control redemption price of all shares of 8% Preferred Stock, Series A or portions thereof so accepted; and

                         (iv) the Corporation shall deliver, or cause to be delivered, to the transfer agent for the 8% Preferred Stock, Series A an officers' certificate specifying the



384442.1
                    shares of 8% Preferred Stock, Series A or portions thereof accepted for payment by the Corporation.

                    (d) The transfer agent for the 8% Preferred Stock,  Series A shall promptly mail to the holders of 8% Preferred Stock, Series A so accepted payment in an amount equal to the purchase price, and the transfer agent for the 8% Preferred Stock, Series A shall promptly authenticate and mail to such holders of shares of 8% Preferred Stock, Series A a new certificate representing 8%
               Preferred Stock, Series A equal in number to any unredeemed shares of 8% Preferred Stock, Series A surrendered; provided that each share of 8% Preferred Stock, Series A purchased and each new certificate representing shares of 8% Preferred Stock, Series A issued shall be in whole shares. The Corporation will notify the holders of 8% Preferred Stock, Series A of the results of the Change of Control Offer on or as soon as practicable after the Change in Control Redemption Date.

               XI. Amendment of Resolution. The Board of Directors reserves the right by subsequent amendment of this resolution from time to time to increase or decrease the number of shares that constitute the 8% Preferred Stock, Series A (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Articles of Incorporation.

               XII. Rank. (a) For the purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                    (i) prior to shares of the 8% Preferred Stock, Series A, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the 8% Preferred Stock, Series A;

                    (ii) on a parity  with  shares  of the 8%  Preferred  Stock,
               Series A, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend payment dates, or redemption or liquidation prices per share thereof, be different from those of the 8% Preferred Stock, Series A, if the holders of stock of such class or classes shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of 8% Preferred Stock, Series A (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of 8% Preferred Stock, Series A, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and



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                                      -18-

                    (iii) junior to shares of the 8% Preferred Stock,  Series A, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class shall be Common Stock or if the holders of the 8% Preferred Stock, Series A shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes.

                         (b) the 8% Preferred Stock,  Series A shall rank junior
                    as to dividends and upon liquidation to all shares of the 7% Cumulative Convertible Preferred Stock of the Corporation and to all shares of 8% Cumulative Convertible Preferred Stock of the Corporation.



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                                      -19-

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name on this 7th day of November, 1996.


Sworn to me this                                CORNERSTONE PROPERTIES INC.
___ day of November, 1996
                                                By:  __________________________
______________________                                      Name:
Notary Public                                   Title:
                                                By:  __________________________
Sworn to me this                                           Name:
___ day of November, 1996                       Title:

----------------------
Notary Public




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                                      -20-

                                    EXHIBIT A


          Calculation of Internal Rate of Return and Redemption Premium

          For purposes of paragraph 7, the Redemption Premium (if any) shall equal an amount such that (i) the sum of the accreted values (determined as of such time by using an annual interest rate of 12% compounded quarterly from the date on which the related distribution was made) of all distributions by the Corporation to the holder(s) of 8% Preferred Stock, Series A as of such date (including the Redemption Premium, if any) equals (ii) the sum of the accreted values (determined as of such time by using an annual interest rate of 12% compounded quarterly from the date on which the related purchase was made) of all purchases of 8% Preferred Stock, Series A made by the holder(s) of 8% Preferred Stock, Series A. For the purpose of calculating the accreted value of distributions or purchases of 8% Preferred Stock, Series A made other than on the first day of a month, interest shall be calculated on the basis of a 30-day month and a 360-day year. The interest rate applied on a quarterly basis for purposes of calculating the accreted value of distributions or purchases of 8% Preferred Stock, Series A shall be 2.873%.



384442.1